Exhibit 10.17





                               EMPLOYMENT AGREEMENT
                               --------------------

            AGREEMENT (the "Agreement"), dated as of this 16th day of June, 1994, between Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), and Mr. Frank G. Zarb, a resident of the State of New York ("Executive").

                                W I T N E S S E T H
                                - - - - - - - - - -

            WHEREAS, Executive has skills that are unique, extraordinary and special; and

            WHEREAS, the Company desires to retain the services of Executive and to benefit from his unique services; and

            WHEREAS, Executive is willing to be employed by the Company upon the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the mutual covenants herein contained and the mutual benefits herein provided, the Company and Executive agree as follows:

            1.   Term of Employment.  Except as specified in Section 12, the
                 ------------------
  Company shall employ Executive for a period commencing on June 16, 1994 (the "Commencement Date"), and ending on the last day of the month in which Executive attains age 65 (the "Employment Period").

            2.   Duties.  During the Employment Period, Executive shall serve
                 ------
  as the Chairman of the Company's Board of Directors (the "Board") and its Chief Executive Officer and President, as well as a member of the Board. In these capacities, Executive shall be required to perform only such duties and shall have only such responsibilities as are consistent with the titles specified and the status associated with such offices. Executive shall devote his entire time, energy and skill during regular business hours (other than during periods of illness, vacation and other approved absences) to the affairs of the Company and to the promotion of its interests.

            3.   Base Salary.  During the Employment Period, the Company shall
                 -----------
  pay Executive a base salary in the amount of $900,000 per annum, in approximately equal installments payable semi-monthly, subject to all applicable deductions and reductions made pursuant to Executive's elections under the Company's benefit plans and programs. The Board may, at its discretion, increase Executive's base salary based upon Executive's performance and such other factors as the Board deems relevant. During the Employment Period, the Company shall not have the ability to decrease Executive's then existing base salary without his written consent.

            4.   Incentive Compensation.  The amount payable to Executive as an
                 ----------------------
  annual bonus in respect of his services to the Company for the calendar year 1994 will be $1,000,000. The Company shall establish a new annual bonus plan, designed to comply with the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which shall be presented to the Company's stockholders for approval. Under such annual bonus plan, Executive shall be entitled to receive an annual bonus for each calendar year of the Employment Period after 1994 of not less than $1,200,000, so long as the Company's performance for such year meets or exceeds at least one of the several performance criteria established in accordance with the terms of such plan by the appropriate committee of the Board.

            5.   Stock Options.
                 -------------

            (a) As of the Commencement Date, Executive has been granted an option to purchase 600,000 shares of the Company's common stock (the "Option") under the terms of the Company's 1988 Long Term Incentive Compensation Plan, as in effect on the date hereof (the "1988 Plan"). The exercise price per share of the Company's common stock (the "Common Stock") subject to the Option is $17.125, which is the closing price of the Common Stock on the Commencement Date. Except as provided in Sections 5(b) and 5(c) below, the Option will be subject to the provisions of the 1988 Plan and the 1988 Long Term Incentive Compensation Plan Stock Option Award Agreement relating to the Option (the "Award Agreement") to the extent that the 1988 Plan and the Award Agreement are not inconsistent with the terms of this Agreement.

            (b) The Option shall become exercisable as provided in Section 5(d) below, or, if earlier, on the date, if any, (i) of a Change of Control
                                                    -
  (as defined in the 1988 Plan), or (ii) on which Executive's employment
                                     --
  terminates (x) due to his death, (y) due to his permanent and total
              -                     -
  disability within the meaning of Section 22(e) of the Code

  ("Disability") or (z) under circumstances in which Executive is entitled to
                     -
  receive the Cash Severance (as defined in Section 11(a) hereof). In any event, the Option shall become exercisable in full on the fifth anniversary of the Commencement Date.

            (c)  The Option will remain exercisable for one year following (i)
                                                                            -
  Executive's death or Disability or (ii) a Termination for Good Reason (as
                                      --
  defined in Section 12(b) hereof) by Executive that occurs (A) before he
                                                             -
  attains age 62 and (B) other than in connection with a Change of Control (as
                      -
  defined in the 1988 Plan). Upon termination of Executive's employment for any other reason (other than a termination by the Company for Cause, as defined in Section 12(a) hereof), Executive will be deemed to have retired from the Company's employ under the terms of the 1988 Plan, entitling him to exercise the Option, to the extent it was or becomes exercisable upon such deemed retirement for three years thereafter. The right to exercise the Option shall end immediately upon termination of Executive's employment by the Company for Cause (as defined in Section 12(a) hereof).

            (d) On the first anniversary of the Commencement Date, 200,000 of the shares subject to the Option will become exercisable. The remainder of the shares subject to the Option will become exercisable in accordance with the following schedule, on the earlier of the specified anniversaries of the Commencement Date or the first time after the Commencement Date that the specified Target Price (as defined below) is attained:

                           Anniversary of
       Number of Shares    Commencement Date   Target Price
       ----------------    -----------------   ------------

          150,000                Third            $20.00

          100,000                Fourth           $25.00

          150,000                Fifth            $30.00


            The Term "Target Price" shall mean the price per share of the Common Stock calculated by taking the average of the closing prices of a share of such Common Stock on the New York Stock Exchange during any period of 90 consecutive trading days.

            (e) Executive shall be eligible to receive future awards under the 1988 Plan (or any successor thereto) at a level commensurate with his position and in accordance with the Company's compensation practices and policies generally applicable to the Company's executive officers as in effect from time to time.

            6.   Restorative Stock Award.
                 -----------------------

            (a) Effective as of June 7, 1994 (the "Announcement Date"), Executive was granted 271,307 shares of Common Stock (the "Restorative Award") pursuant to a Restorative Stock Award Agreement between the Company and Executive dated as of June 7, 1994 (the "Restorative Stock Award Agreement"), which shares will vest on June 16, 1996 if Executive is continuously employed by the Company through that date. The shares subject to the Restorative Award shall become vested earlier (i) on the date of a
                                                        -
  Change of Control (as defined in the 1988 Plan) or (ii) on the date on which
                                                      --
  Executive's employment terminates (A) due to his death, (B) due to his
                                     -                     -
  Disability or (C) under circumstances in which Executive is entitled to
                 -
  receive the Cash Severance (as defined in Section 11(a) hereof).

            (b) If Executive's employment with the Company terminates under circumstances other than those described in Section 6(a) above, and prior to June 16, 1996, all unvested shares subject to the Restorative Award will be forfeited on the date of such termination.

            (c) The Company shall file with the Securities and Exchange Commission a registration statement (on a form acceptable to the Company) under the Securities Act of 1933, as amended (the "1933 Act"), covering the shares subject to the Restorative Award by the earlier to occur of (i) June
                                                                      -
  7, 1995 or (ii) the 60th day following any earlier date on which the shares
              --
  subject to the Restorative Award become fully vested. The Company shall use its reasonable best efforts to cause such shares to become registered as soon as possible after the filing of such registration statement. Executive shall cooperate with the Company in the filing of such registration statement and shall provide to the Company any information pertaining to Executive and his intentions with respect to the holding and/or sale of such shares that the Company shall reasonably request to effect such registration.

            7.   Special Retirement Benefits.
                 ---------------------------

            (a) On the Commencement Date, Executive shall immediately receive five years of "Continuous Employment" under the Alexander & Alexander Services Inc. and Subsidiaries Supplemental Executive Retirement Plan for Senior Management (the "SERP") and shall also be deemed fully vested in all benefits accrued by him under the SERP, whether as a result of the deemed Continuous Employment granted hereunder or Continuous Employment actually earned under the SERP during the Employment Period.

            (b) Notwithstanding anything else in this Agreement to the contrary, if Executive retires from the Company's employ at any time after age 62, the Company shall pay to him an additional retirement benefit in an amount equal to the excess, if any, of

            (i)  the amount of any retirement benefits (stated as a straight
             -
                 life annuity payable in monthly installments for his lifetime) that would have been paid to Executive under the defined benefit retirement plans of Travelers Inc. or any subsidiary thereof in which Executive participated (based on the terms and conditions of such plans in effect on the date of this Agreement) (the "Prior Employer Plans"), taking into account in such calculation any actuarial reduction in benefits that would have been applied to Executive's benefits under the Prior Employer Plans assuming that Executive commenced receipt of benefits under such Prior Employer Plans on the same date as payment of his retirement benefits from the Company commences, over

            (ii) the sum of the amounts actually payable to Executive (stated
             --
                 as a straight life annuity payable in monthly installments for his lifetime) under

                 (A)  the Prior Employer Plans, and
                  -

                 (B)  the Pension Plan for Employees of Alexander & Alexander
                  -
                      Services Inc. and Subsidiaries (the "Company's Pension Plan"), and

                 (C)  Article IV of the SERP, and
                  -

                 (D)  that portion of the Company Contribution Account under
                  -
                      the Thrift Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries (the "Thrift Plan") and Executive's account balance under Article III of the SERP which is equal to the product of

                      (x)  the total Company Contribution Account under the
                       -
                           Thrift Plan and the account balance under Article III of the SERP and

                      (y)  the remainder of one minus the quotient of
                       -

                           (1)  the percentage of Executive's compensation
                            -
                                contributed as employer contributions (exclu-sive of any employee contributions treated for tax purposes as employer contributions) under any defined contribution plan (or corresponding supplemental plan) maintained by Travelers Inc. or any subsidiary thereof as in effect on June 7, 1994 divided by

                           (2)  the percentage of Executive's compensation
                            -
                                contributed as Company contributions (exclusive of any employee contributions treated for tax purposes as employer contributions) under the Thrift Plan;

                      provided that in no event shall the amount described in
                      -------------
                      this subsection (D) be less than zero.

            (c) Any benefits payable under this Section 7 shall be payable in the same form (e.g., straight life annuity, 50% joint and survivor annuity)
                 ----
  as, and calculated using the same actuarial assumptions used with respect to, the benefits payable to Executive under the SERP.

            (d) In the event that Executive's employment with the Company terminates prior to age 65, the Company shall provide to Executive such life insurance and contributory medical insurance coverage that it then makes available generally to its retirees who are less than 65 years of age.

            8.   Employee Benefits.  During the Employment Period, Executive
                 -----------------
  will be eligible to participate in all employee benefit plans and programs generally available to the Company's senior executives (including, but not limited to, coverage under the Company's medical, dental, life and disability insurance plans and participation in the Company's Pension Plan, Thrift Plan and SERP) as in effect from time to time on the same basis as the Company's other senior executives, subject to the terms and provisions of such plans and programs. Executive shall be eligible to participate in the Company's Premier Life Insurance Program effective as of July 1, 1994. Executive shall receive four weeks paid vacation per annum. Except as otherwise expressly provided herein, Executive shall neither participate nor be eligible to participate in any severance plan, policy or program generally available to senior executives of the Company.

            9.   Executive Perquisites.
                 ---------------------

            (a) Executive shall receive those perquisites and other personal benefits made available to the Company's senior executives from time to time. In addition, the Company shall pay, or Executive shall be reimbursed for, the cost of receiving personal financial planning, up to a maximum of $20,000 per annum. The Company shall also pay to Executive an amount sufficient to pay any income and employment taxes that he incurs by reason of the Company providing or paying for such financial planning (and for the Company making such additional cash payments).

            (b) The Company shall pay, or shall reimburse Executive for, the cost of his membership at both the River Club and the University Club on a basis at least as favorable as that which he received from his immediate past employer. The Company shall also provide to Executive, at its expense and to assure his personal safety, a car and driver trained in security techniques and a home security system for Executive's primary residence.

            10.  Expenses.  The Company agrees to reimburse Executive for all
                 --------
  reasonable expenses incurred by him in the performance of his duties hereunder, in accordance with policies, practices and procedures established from time to time by the Company. Executive will provide the Company with substantiation of such expenses in such manner as is reasonably requested by the Company.

            11.  Termination of Employment.
                 -------------------------

            (a) If Executive's employment is terminated before age 65 (i) by the Company for any reason other than Cause (as defined in Section 12(a) hereof) or Executive's death or Disability or (ii) by Executive as a result of a Termination for Good Reason (as defined in Section 12(b) hereof), the Company will pay to Executive, not later than 10 business days following the termination of his employment, severance benefits in a lump sum amount (the "Cash Severance") determined as follows:

                                          Cash Severance
       Date Termination Occurs            Amount Payable
       -----------------------            --------------

       Prior to June 16, 1995             $12,000,000

       On or after June 16, 1995
       and before June 16, 1996           $ 6,000,000

       On or after June 16, 1996          $ 4,000,000

  provided, however, that if Executive's employment is terminated at any time
  --------  -------
  during the Employment Period following a Change of Control (as defined in the 1988 Plan) whether by the Company without Cause or by Executive as a Termination for Good Reason, the amount of the Cash Severance shall be $12,000,000.

            (b) The provisions of Section 11(a) notwithstanding, in no event shall the aggregate of the Cash Severance and the value of any portion of the Option and Restorative Award that becomes exercisable or vests as a result of the termination of Executive's employment under Section 11(a) exceed $20 million (the "Maximum Amount"); provided that the Maximum Amount shall not
                                  -------- ----
  apply if the termination of Executive's employment by either the Company or Executive occurs after a Change of Control (as defined in the 1988 Plan). In all other circumstances, if the Maximum Amount would otherwise be exceeded, the amount of the Cash Severance shall be reduced to equal the remainder of
  (i) minus ((ii) plus (iii)), where (i), (ii) and (iii) are:
   -          --        ---           -    --       ---

            (i)  the Maximum Amount;
             -

            (ii) the remainder of (A) minus (B), times (C), where (A), (B) and
             --                    -         -          -          -    -
                 (C) are:
                  -

                 (A)  the closing price of the Common Stock on the New York
                  -
                      Stock Exchange on the date of termination of Executive's employment (the "Termination Value");

                 (B)  $17.125, the Option exercise price;
                  -

                 (C)  the number of shares subject to the Option which vest by
                  -
                      reason of the termination of Executive's employment under this section; and

           (iii) the product of (A) and (B), where (A) and (B) are
            ---                  -       -          -       -

                 (A)  the Termination Value;
                  -

                 (B)  the number of shares subject to the Restorative Award
                  -
                      which vest by reason of the termination of Executive's employment under this section.

            (c)  In the event of a termination of Executive's employment under
  Section 11(a), the Company shall provide to Executive in addition to the Cash Severance, those benefits and perquisites described in Sections 8 and 9 hereof for the remainder of the Employment Period; provided, however, that
                                                     --------  -------
  the Company may elect instead to pay to Executive a cash amount equal to the value of such benefits, determined based on the Company's cost of providing such benefits at that time.

            (d)  In the event that Executive's employment is terminated (i) due
                                                                         -
  to Executive's death or Disability, (ii) by either Executive or the Company
                                       --
  after Executive has attained age 65, (iii) by the Company for Cause (as
                                        ---
  defined in Section 12(a) hereof) or (iv) by Executive for any reason that
                                       --
  does not constitute a Termination for Good Reason (as defined in Section 12(b) hereof), Executive shall be entitled to receive only the amount of compensation and those benefits which he would otherwise receive under the Company's employee benefit plans and programs, along with the retirement benefits specified in Section 7 of this Agree ment; provided, however, that unless Executive's employment is terminated by
        --------  -------
  the Company for Cause (as defined in Section 12(a) hereof), he shall receive his 1994 guaranteed bonus as set forth in Section 4 of this Agreement. However, if Executive's employment terminates at any time during the Employment Period due to his death or Disability, the Company shall also pay to Executive or to his designated beneficiary (or to his estate in lieu of any designation of a beneficiary hereunder) a pro-rata portion of his then current annual bonus as set forth in Section 4 of this Agreement the amount of which shall be based on the date of his death or Disability.

            12. In this Agreement, the following terms shall have the meanings specified below.

            (a)  "Cause" means
                  -----

            (i)  a finding by the Compensation and Benefits Committee of the
             -
                 Board that Executive in the fulfillment of the proper duties and responsibilities of his office, after written notice thereof, has (A) repeatedly committed acts of gross negligence
                               -
                 or (B) failed to fulfill the material obligations of his
                     -
                 office;

            (ii) Executive has engaged in willful and serious acts of
             --
                 misconduct that the Compensation and Benefits Committee of the Board determines in good faith has had, or are reasonably expected to have, a material adverse effect on the business or reputation of the Company. Without limiting the generality of the foregoing, no action taken by Executive in good faith with the intention that such action would benefit the Company will be treated as misconduct by him; or

           (iii) commission by Executive of an act that has given rise to his
            ---
                 indictment for a felony and which the Compensation and Benefits Committee of the Board determines in good faith will have a material adverse impact on the business or reputation of the Company if Executive remained in the Company's employ.

            (b)  "Termination for Good Reason" means a voluntary termination by
                  ---------------------------
  Executive of his employment which occurs within 90 days following the occurrence of any of the following events without Executive's prior written consent; provided, however, that with respect to subsection (b)(v), such
           --------  -------
  termination must occur on or before January 29, 1995:

            (i)   the assignment to Executive of any duties which are
             -
                  significantly different from, and result in a diminution of, his duties as Chairman of the Board, Chief Executive Officer and President of the Company;

            (ii)  removal of Executive or any failure to reelect or redesignate
             --
                  Executive to the position of Chairman of the Board, Chief Executive Officer and President of the Company, except in connection with a termination of his employment by the Company for Cause;

            (iii) a reduction in Executive's base salary or his annual bonus
             ---
                  opportunity;

            (iv)  the relocation of Executive's principal place of employment
             --
                  outside of New York City;

            (v)   the failure to close the investment in the Company
             -
                  contemplated by the Stock Purchase and Sale Agreement, dated June 6, 1994, between the Company and American International Group, Inc. or another substantially comparable equity investment by one or more other third party investors on or before October 31, 1994; or

            (vi)  any material breach by the Company of this Agreement (other
             --
                  than any of those listed in subclauses (i), (ii), (iii) or
                                                          -    --    ---
                  (iv) above) after Executive has provided written notice to
                   --
                  the Company of such breach and the Company has failed to cure such breach within 15 days of receipt of such notice.

            13.  Special Change of Control Provisions.
                 ------------------------------------

            (a) If a Change of Control (as defined in the 1988 Plan) occurs within 90 days after the Commencement Date, Executive shall not be relieved of his duties or obligations to the Company. However, Executive may treat such a Change of Control as the assignment to him of duties which are significantly different from, and result in a diminution of, his duties as Chairman of the Board, Chief Executive Officer and President of the Company and terminate his employment pursuant to a Termination for Good Reason (as defined in Section 12(b) hereof) and receive the Cash Severance and all of the other benefits applicable to a Termination for Good Reason under Section 11 hereof.

            (b) If the Company makes any payment to Executive under Section 11 hereof and such amount is treated as subject to the additional tax imposed under Section 4999 of the Code (the "Parachute Tax"), it shall also pay to Executive within 10 business days following the termination of his employment under the conditions specified in Section 11 whatever additional amount is required so that the net amount he receives in accordance with Section 11 (the "Special Payments"), after giving effect to all applicable income and employment taxes and the Parachute Tax imposed on the Special Payments, shall be equal to the net amount Executive would have received, taking into account all applicable income and employment taxes, had such Special Payments not been subject to the Parachute Tax.

            14.  Attorney's Fees.  The Company shall pay or shall reimburse to
                 ---------------
  Executive the legal fees and expenses incurred by Executive in conjunction with the negotiation of this Agreement and any predecessor documents, up to a maximum of $20,000. In the event that a claim for payment or benefits under this Agreement is disputed, the Company shall pay all reasonable attorney fees and expenses incurred by Executive in pursuing such claims, provided that Executive is successful as to at least part of the disputed claim by reason of litigation or settlement.

            15.  Indemnification.  The Company agrees to indemnify Executive to
                 ---------------
  the fullest extent permitted under its Bylaws as in effect from time to time. The Company hereby confirms that Executive will be covered under the

  Company's current directors' and officers' liability insurance policy as of the Commencement Date.

            16.  Assignment.  This Agreement shall not be assigned by either
                 ----------
  Executive or the Company except that the Company shall have the right to assign its rights hereunder to any successor in interest of the Company whether by merger, consolidation, purchase of assets or otherwise. The Company represents and warrants that it currently has no intention to enter into any transactions which could result in this Agreement being assigned. If assigned to any such successor of the Company, all references to Company in this Agreement shall be read to embrace such successor.

            17.  Survival.  The provisions of Section 7 shall survive the term
                 --------
  of this Agreement and shall continue in full force and effect in accordance with their terms.

            18.  Notices.  All notices, requests, demands and other
                 -------
  communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first-class, registered or certified mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

            (a)  if to the Company:

                 Alexander & Alexander Services Inc.
                 1211 Avenue of the Americas
                 New York, New York  10036
                 Attn:  General Counsel

            (b)  if to the Executive:

                 Frank G. Zarb
                 910 Fifth Avenue
                 Apartment 10A
                 New York, New York  10021

  Addresses may be changed by giving notice to the other party in writing, signed by the party giving such notice.

            19.  Disputes.  The parties hereby agree that any action or
                 --------
  proceeding relating to this Agreement or its subject matter shall be brought in a state or federal court situated in the County of New York, State of New York, and such court shall have exclusive jurisdiction thereof. The parties each hereby specifically submit to the jurisdiction of such court. Each party further agrees to waive and hereby waives any objection it or he may have in any such action, based on lack of personal jurisdiction or venue, or inconvenient forum.

            20.  Miscellaneous.
                 -------------

            (a)  Entire Agreement.  Except as otherwise expressly provided,
                 ----------------
  this Agreement, the Award Agreement, the Restorative Stock Award Agreement, and the Confidentiality/ Non-Solicitation Agreement, dated as of the date hereof, between the Company and Executive, embody the entire understanding between Executive and the Company with respect to the matters covered herein and therein.

            (b)  Amendments.  No amendment, change, alteration or other
                 ----------
  modification of this Agreement shall be made except in writing signed by both parties hereto.

            (c)  Headings.  The headings in this Agreement are for convenience
                 --------
  of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof.

            (d)  Severability.  In case any one or more of the provisions
                 ------------
  contained in this Agreement should be invalid, illegal and unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (e)  Governing Law.  This Agreement shall in all respects be
                 -------------
  governed and construed in accordance with the laws of the State of New York.

            (f)  Withholding.  Any payments provided for herein shall be
                 -----------
  reduced by any amounts required to be withheld by the Company from time to time under applicable United States Federal, State or local income tax laws or similar statutes then in effect.

            (g)  Counterparts.  This Agreement may be executed in any number of
                 ------------
  counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                ALEXANDER & ALEXANDER SERVICES INC.

                                /s/ Robert E. Boni
                                -----------------------------------
                                Robert E. Boni
                                Chairman of the Executive Committee


                                /s/ Frank G. Zarb
                                ------------------------------------

                                Frank G. Zarb